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Exhibit 10.21

AMENDED AND RESTATED SECURITY AGREEMENT

        THIS AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement") is dated as of November 27, 2002 by and between CHEROKEE INTERNATIONAL CORPORATION, a Delaware corporation and successor by merger to Cherokee International, LLC ("Debtor"), and HELLER FINANCIAL,  INC., a Delaware corporation, in its capacity as Agent for the Lenders party to the Credit Agreement described below.

W I T N E S S E T H:

        WHEREAS, Debtor, Agent and Lenders are parties to an Amended and Restated Credit Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"), pursuant to which Lenders have agreed to make loans and other financial accommodations available to Debtor; and

        WHEREAS, certain indebtedness under the Credit Agreement was originally lent pursuant to that certain Credit Agreement dated April 30, 1999 (as the same has been amended, supplemented or otherwise modified from time to time, the "Original Credit Agreement") by and among Debtor, Agent, and the financial institutions party thereto as lenders (the "Original Lenders") by the Original Lenders to Debtor; and

        WHEREAS, pursuant to the Original Credit Agreement, Debtor executed that certain Security Agreement dated as of April 30, 1999 (the "Original Security Agreement") in favor of Agent; and

        WHEREAS, Debtor has agreed to amend and restate in its entirety the Original Security Agreement to provide security for the payment and performance of its obligations under the Credit Agreement; and

        NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make the loans and other financial accommodations available to Debtor under the Credit Agreement, Debtor hereby agrees to amend and restate the Original Security Agreement in its entirety as follows, without novation:

        SECTION 1.    Definitions

          1.1    Certain Defined Terms.    Terms defined in the Credit Agreement and not otherwise defined herein shall have the respective meanings provided for in the Credit Agreement. The following terms shall have the respective meanings provided for in the UCC (as defined below): "Accounts", "Account Debtor", "Buyer in Ordinary Course of Business", "Chattel Paper", "Commercial Tort Claim", "Deposit Account", "Documents", "Electronic Chattel Paper", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter of Credit", "Letter-of-Credit Rights", "Licensee in Ordinary Course of Business", "Proceeds", "Record", "Software", "Supporting Obligations" and "Tangible Chattel Paper". The following terms, as used herein, have the meanings set forth below:

        "Collateral" has the meaning assigned to that term in Section 2.

        "Control" means the manner in which "control" is achieved under the UCC with respect to a particular item of Collateral.

        "Copyright Security Agreement" means, if any, each Copyright Security Agreement executed and delivered by Debtor to Agent, as the same may be amended and in effect from time to time.

        "Copyrights" means collectively all of the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications, including those listed in the schedules to any Copyright Security Agreement; (b) all renewals of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including damages or payments for past, present or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

        "Depository Account" has the meaning assigned to that term in Section 7.

        "Intellectual Property" means collectively all of the following: Copyrights, Patents and Trademarks.

        "Patent Security Agreement" means, if any, each Patent Security Agreement executed and delivered by Debtor to Agent, as the same may be amended and in effect from time to time.

        "Patents" means collectively all of the following: (a) all patents and patent applications including those listed on any schedule to any Patent Security Agreement and the inventions and improvements described and claimed therein, and patentable inventions; (b) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

        "Secured Obligations" has the meaning assigned to that term in Section 3.

        "Security Interests" means the security interests granted or provided for pursuant to Section 2 hereof and pursuant to any Copyright Security Agreements, Patent Security Agreements and Trademark Security Agreements, as well as all other security interests created, assigned or provided as additional security for the Secured Obligations pursuant to the provisions of this Agreement and the other Loan Documents.

        "Trademark Security Agreement" means, if any, each Trademark Security Agreement executed and delivered by Debtor to Agent, as the same may be amended and in effect from time to time.

        "Trademarks" means collectively all of the following: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith including those listed on any schedule to any Trademark Security Agreement; (b) all renewals thereof; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing including damages and payments for past, present and future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing.

        "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Illinois; provided that, if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

          1.2    Other Definition Provisions.    References to "Sections", "subsections" and "Schedules" shall be to Sections, subsections and Schedules, respectively, of this Agreement unless otherwise specifically provided. For purposes hereof, "including" is not limiting and "or" is not exclusive. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of same and any successor statutes and regulations.

        SECTION 2.    Grant of Security Interests

        To secure the payment, performance and observance of the Secured Obligations, Debtor hereby grants and confirms and reaffirms its grant under the Original Security Agreement to Agent, for the benefit of Agent and the Lenders, a continuing security interest in, right of setoff against, and an assignment to Agent of all of Debtor's personal property and rights to personal property, in each case, whether now owned or existing or hereafter acquired or arising and regardless of where located and shall include the following (all being collectively referred to herein as the "Collateral"):

          (A)  Accounts;

          (B)  Inventory;

          (C)  General Intangibles;

          (D)  Documents;

          (E)  Instruments;

          (F)  Equipment;

          (G)  Fixtures;

          (H)  Investment Property;

          (I)   Chattel Paper;

          (J)   Commercial Tort Claims, including those specified on Schedule IV;

          (K)  Deposit Accounts, all cash, and other property deposited therein from time to time and other monies and property in the possession or under the control of Agent or any Lender or any affiliate, representative, agent or correspondent of Agent or any Lender;

          (L)  Goods;

          (M) Letter-of-Credit Rights;

          (N)  Supporting Obligations;

          (O)  All other personal property whether or not subject to the UCC;

          (P)   All books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing Software that at any time evidence or contain information relating to any of the property described in subparts (A) through (O) above or are otherwise necessary or helpful in the collection thereof or realization thereon; and

          (Q)  Proceeds and products of all or any of the property described in subparts (A) through (P) above.

Notwithstanding anything herein to the contrary, in no event shall the security interest granted hereunder attach to (a) any lease, license, contract, property rights or agreement to which Debtor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of Debtor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent any such term would be rendered ineffective by the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity), provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license contract, property right or agreement that does not result in any of the consequences specified in clauses (i) or (ii); or (b) any of the outstanding capital stock of a Foreign Subsidiary in excess of 65% of the voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, provided that, upon an amendment to the IRC to allow a pledge of a greater percentage of the voting power of capital stock in a Foreign Subsidiary without adverse tax consequences to Debtor, the Collateral shall include, and the security interest granted by the Debtor shall attach to, such greater percentage of capital stock of each Foreign Subsidiary.

        Notwithstanding anything herein to the contrary, so long as no Event of Default has occurred and is continuing, Debtor shall have the exclusive, non-transferable right and license to use the Intellectual Property and the exclusive right to grant to other Persons licenses and sublicenses with respect to the Intellectual Property.

        SECTION 3.     Security for Obligations

        This Agreement secures the payment and performance of the Obligations and all indebtedness, liabilities and obligations of Debtor now existing or hereafter created or arising under this Agreement and all renewals, extensions, restructurings and refinancings of any of the above including, without limitation, any additional indebtedness which may be extended to Debtor pursuant to any restructuring or refinancing of Debtor's indebtedness under the Credit Agreement, and including any post-petition interest accruing during any bankruptcy, reorganization or other similar proceeding (all such indebtedness, liabilities and obligations of Debtor being collectively referred to herein as the "Secured Obligations").

        SECTION 4.     Debtor Remains Liable

        Anything herein to the contrary notwithstanding: (a) Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Agent of any of the rights hereunder shall not release Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral; (c) neither Agent nor any Lender shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Agent nor any Lender be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder; and (d) neither Agent nor any Lender shall have any liability in contract or tort for Debtor's acts or omissions.

        SECTION 5.     Representations and Warranties

        In order to induce Agent, on behalf of itself and the Lenders, to enter into this Agreement, Debtor represents and warrants to Agent and to each Lender as follows:

          5.1    Binding Obligation.    This Agreement is the legally valid and binding obligation of Debtor, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor's rights generally.

          5.2    State of Organization.    Debtor was organized and remains organized solely under the laws of the state identified on Schedule I. Schedule I sets forth the Debtor's organizational identification number or states that one does not exist.

          5.3    Location of Equipment, Inventory and Fixtures.    All of the Equipment, Inventory and Fixtures are located at the places specified on Schedule I. All hereafter acquired Equipment, Inventory or Fixtures will be located at the places specified on Schedule I hereto, except as otherwise permitted hereunder. None of said locations are owned by Debtor except those designated as such on Schedule I.

          5.4    Ownership of Collateral; Bailees.    Except for matters disclosed on Schedule II, other Permitted Encumbrances and the Security Interests, Debtor owns the Collateral, and will own all after-acquired Collateral, free and clear of any Lien. No effective financing statement or other form of lien notice covering all or any part of the Collateral is on file in any recording office, except for those in favor of Agent, those evidencing Permitted Encumbrances and as disclosed on Schedule II. Except as disclosed on Schedule II, none of the Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor. No other Person has Control of any of the Collateral. Debtor does not sell any Inventory to any customer on approval or on any other basis which entitles the customer to return, or which may obligate Debtor to repurchase, such Inventory.

          5.5    Office Locations; Fictitious Names.    The mailing address, principal place of business, chief executive office and office where Debtor keeps its books and records relating to the Accounts, Chattel Paper, Documents, General Intangibles, Instruments and Investment Property is located at the place specified on Schedule I. Debtor has no other places of business except those separately specified on Schedule I. Debtor does not do business and has not done business during the past five years under any name, tradename or fictitious business name except as disclosed on Schedule III. Except as disclosed on Schedule III, Debtor has not acquired assets from any Person, other than assets acquired in the ordinary course of Debtor's business, during the past five (5) years.

          5.6    Perfection.    Agent has a valid, perfected and, except for the Permitted Encumbrances, first priority security interest in the Collateral, securing the payment of the Secured Obligations, and such Security Interests are entitled to all of the rights, priorities and benefits afforded by the UCC or other applicable law as enacted in any relevant jurisdiction which relates to perfected security interests.

          5.7    Governmental Authorizations; Consents.    No authorization, approval or other action by, and no notice to or filing with, any domestic or foreign governmental authority or regulatory body or consent of any other Person which has not been obtained is required for (a) the grant by Debtor of the Security Interests granted hereby or for the execution, delivery or performance of this Agreement by Debtor; (b) the perfection of the Security Interests granted hereby and pursuant to any other Loan Documents (except for filing UCC financing statements with the appropriate jurisdiction and filing any Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement with the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable); or (c) the exercise by Agent of its rights and remedies hereunder (except as may have been taken by or at the direction of Debtor or Agent, as may be required in connection with the disposition of any Investment Property by laws generally affecting the offering and sale of securities and as maybe required under federal laws pertaining to Intellectual Property).

          5.8    Accounts.    Each existing Account constitutes, and each hereafter arising Account will constitute, the legally valid and binding obligation of the applicable Account Debtor. The amount represented by Debtor to Agent as owing by each Account Debtor is, or will be, the correct amount actually and unconditionally owing, except for normal cash discounts and allowances where applicable. No Account Debtor has any defense, set-off, claim or counterclaim against Debtor that can be asserted against Agent, whether in any proceeding to enforce Agent's rights in the Collateral or otherwise except defenses, set-offs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts. None of the Accounts is, nor will any hereafter-arising Account be, evidenced by a promissory note or other Instrument other than a check.

          5.9    Chattel Paper.    Debtor does not hold Chattel Paper in the ordinary course of its business.

          5.10    Commercial Tort Claims. Except for matters disclosed on Schedule IV, Debtor does not hold any Commercial Tort Claims.

          5.11    Intellectual Property.    The Copyrights, Patents and Trademarks listed on the respective schedules to each of the Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement constitute all of the Patents, Trademarks and federally registered Copyrights owned by Debtor. All material Patents, Trademarks and federally registered Copyrights owned by Debtor are valid, subsisting and enforceable and all filings necessary to maintain the effectiveness of such registrations have been made.

          5.12    Inventory.    All Inventory is of good and merchantable quality, free from any material defects, and is not subject to any licensing, patent, trademark, trade name or copyright agreement with any Person that restricts Debtor's ability to manufacture and/or sell the Inventory.

          5.13    Accurate Information.    All information heretofore, herein or hereafter supplied to Agent by or on behalf of Debtor with respect to the Collateral is and will be accurate and complete in all material respects.

        SECTION 6.    Further Assurances; Covenants

          6.1    Other Documents and Actions.    Debtor will, from time to time, at its expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that Agent may reasonably request, in order to create, perfect and protect any Security Interests or to enable Agent to exercise and enforce its rights and remedies hereunder, or under any other Loan Document with respect to any Collateral. Without limiting the generality of the foregoing, Debtor will: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, documents or notices, as may be necessary or desirable, or as Agent may reasonably request, in order to create, perfect and protect the Security Interests; (b) at any reasonable time during normal business hours and upon reasonable notice, upon demand by Agent, exhibit the Collateral to allow inspection of the Collateral by Agent or Persons designated by Agent and to examine and make copies of the records of Debtor related thereto, and to discuss the Collateral and the records of Debtor with respect thereto with, and to be advised as to the same by, Debtor's officers and employees and, after the occurrence and during the continuance of an Event of Default upon two (2) Business Days' prior written notice to Debtor (provided that no such notice shall be required with respect to an Event of Default described in Section 6.1(A) of the Credit Agreement), with any other Person which is or may be obligated with respect to any Collateral; and (c) upon Agent's request, appear in and defend any action or proceeding that may affect Debtor's title to or Agent's security interest in the Collateral.

          6.2    Agent Authorized.    Debtor hereby authorizes Agent to file one or more financing or continuation statements, and amendments thereto (or similar documents required by any laws of any applicable jurisdiction), relating to all or any part of the Collateral. Any such financing or continuation statements may describe the Collateral in any manner as Agent may determine is reasonably necessary, advisable or prudent to ensure the perfection of the Security Interests perfected by such filing, including describing the Collateral as "all assets" or "all personal property, whether now owned or hereafter acquired."

          6.3    Corporate or Name Change.    Debtor will give Agent at least thirty (30) days prior written notice of any change in Debtor's name, identity, mailing address, jurisdiction of organization or corporate structure. With respect to any such change, Debtor will promptly execute and deliver such instruments, documents and notices and take such actions, as Agent deems necessary or desirable to create, perfect and protect the security interests of Agent in the Collateral.

          6.4    Business Locations.    Except for the sale of Inventory in the ordinary course of business and dispositions expressly permitted in the Credit Agreement and subject to the next sentence, Debtor will keep tangible Collateral (other than Collateral in the possession of Agent and cash on deposit in permitted Deposit Accounts) at the locations specified on Schedule I. Debtor will give Agent at least thirty (30) days prior written notice of any change in Debtor's chief executive office and principal place of business or of any new location of business or any new location for any of the Collateral. With respect to any new location (which in any event shall be within the continental United States), Debtor will execute and deliver such instruments, documents and notices and take such actions as Agent deems reasonably necessary to create, perfect and protect the Security Interests.

          6.5    Bailees.    If any Collateral shall at any time be in the possession or control of any warehouse, bailee or any of Debtor's agents or processors, Debtor shall, upon the request of Agent, notify any such warehouse, bailee, agent or processor of the Security Interests, shall instruct such Person to hold all such Collateral for Agent's account subject to Agent's instructions and shall use commercially reasonably efforts to obtain an acknowledgement from such Person that such Person holds the Collateral for Agent's benefit.

          6.6    Instruments.    Debtor will deliver to Agent all Instruments duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent. Debtor will also deliver to Agent all security agreements securing any Instruments and execute UCC financing statement amendments assigning to Agent any UCC financing statements filed by Debtor in connection with such security agreements.

          6.7    Chattel Paper.    Debtor will deliver to Agent all Tangible Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent. Debtor will provide Agent with Control of all Electronic Chattel Paper, by having Agent identified as the assignee of the Records(s) pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of Control set forth in the UCC. Debtor will also deliver to Agent all security agreements securing any Chattel Paper and execute UCC financing statement amendments assigning to Agent any UCC financing statements filed by Debtor in connection with such security agreements. Debtor will mark conspicuously all Chattel Paper with a legend, in form and substance satisfactory to Agent, indicating that such Chattel Paper is subject to the Security Interests.

          6.8    Letters of Credit.    Debtor will deliver to Agent all Letters of Credit duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent. Debtor will also deliver to Agent all security agreements securing any Letters of Credit and execute UCC financing statement amendments assigning to Agent any UCC financing statements filed by Debtor in connection with such security agreements. Debtor will take any and all actions necessary (or required or requested by Agent), from time to time, to cause Agent to obtain exclusive Control of any Letter-of-Credit Rights owned by Debtor in a manner acceptable to Agent.

          6.9    Filing Requirements.    None of the Equipment (other than motor vehicles not having a market value in excess of $50,000 in the aggregate) is covered by any certificate of title. Upon Agent's request, Debtor shall promptly deliver to Agent any and all certificates of title, applications for title or similar evidence of ownership of all Equipment and shall cause Agent to be named as lienholder on any such certificate of title or other evidence of ownership. None of the Collateral is of a type in which security interests or liens may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation except for Collateral described on the schedules to the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement. Debtor shall promptly notify Agent in writing upon acquiring any interest hereafter in Collateral that is of a type where a security interest or lien may be registered, recorded of filed under, or notice thereof given under, any federal statute or regulation. Debtor shall promptly inform Agent of any additions to or deletions (other than Asset Dispositions permitted by the Credit Agreement) from the Equipment and shall not permit any such items to become Fixtures to real estate other than real estate subject to mortgages or deeds of trust in favor of Agent. The legal description and street address of the property on which any Fixtures are located is set forth on Schedule I, together with the name and common address of the record owner of each such property.

          6.10    Investment Property.    Debtor will take any and all actions necessary (or reasonably required or requested by Agent), from time to time, to (a) cause Agent to obtain exclusive Control (in accordance with the terms of the Intercreditor Agreements) of any Investment Property owned by Debtor in a manner reasonably acceptable to Agent and (b) obtain from any issuers of Investment Property and such other Persons, for the benefit of Agent, written confirmation of Agent's Control over such Investment Property upon terms and conditions reasonably acceptable to Agent. For purposes of this subsection 6.10, Agent shall have exclusive Control (in accordance with the terms of the Intercreditor Agreements) of Investment Property if (i) such Investment Property consists of certificated securities and Debtor delivers such certificated securities to Agent (with appropriate endorsements if such certificated securities are in registered form); (ii) such Investment Property consists of uncertificated securities and either (x) Debtor delivers such uncertificated securities to Agent or (y) the issuer thereof agrees, pursuant to documentation in form and substance satisfactory to Agent, that it will comply with instructions originated by Agent without further consent by Debtor; or (iii) such Investment Property consists of security entitlements and either (x) Agent becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to documentation in form and substance reasonably satisfactory to Agent, that it will comply with entitlement orders originated by Agent without further consent by Debtor.

          6.11    Accounts.    Except as otherwise provided in this subsection 6.11, Debtor shall continue to collect, at its own expense, all amounts due or to become due to Debtor under the Accounts and apply such amounts as are so collected to the outstanding balances thereof. In connection with such collections, Debtor may take (and, at Agent's direction, shall take) such action as Debtor or Agent may deem necessary or advisable to enforce collection of the Accounts; provided, that Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to: (a) notify the Account Debtor under any Accounts (or any other Person obligated thereon) of the assignment of such Accounts to Agent and to direct such Account Debtors and other Persons to make payment of all amounts due or to become due or otherwise render performance directly to Agent; (b) exercise the rights of Debtor with respect to the obligation of the Account Debtor to make payment or otherwise render performance to Debtor and with respect to any property that secures the obligations of the Account Debtor or any other Person obligated on the Collateral; and (c) adjust, settle or compromise the amount or payment of such Accounts. After the occurrence and during the continuance of an Event of Default (i) all amounts and Proceeds received by Debtor with respect to the Accounts shall be received in trust for the benefit of Agent (on behalf of Lenders), shall be segregated from other funds of Debtor and shall be forthwith paid over to Agent in the same form as so received (with any necessary endorsement) to be held in the Depository Account pursuant to Section 7 or applied pursuant to Section 14. Debtor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon (other than credits and discounts in the ordinary course of business and in amounts which are not material to Debtor) without the prior consent of Agent.

          6.12    Intellectual Property.    Debtor shall concurrently herewith deliver to Agent each Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement and all other documents, instruments and other items as may be necessary for Agent to file such agreements with the U.S. Copyright Office and the U.S. Patent and Trademark Office. If, before the Secured Obligations are paid in full, Debtor acquires or becomes entitled to any new or additional Patents, Trademarks or federally registered Copyrights, or rights thereto, Debtor shall give to Agent prompt written notice thereof, and shall amend the schedules to the respective security agreements or enter into new or additional security agreements to include any such new Patents, Trademarks or federally registered Copyrights. Debtor shall: (a) prosecute diligently any copyright, patent or trademark application at any time pending; (b) make application for registration or issuance of all new copyrights, patents and trademarks as reasonably deemed appropriate by Debtor; (c) preserve and maintain all rights in the Intellectual Property; and (d) use its best efforts to obtain any consents, waivers or agreements necessary to enable Agent to exercise its remedies with respect to the Intellectual Property. Debtor shall not abandon any material right to file a copyright, patent or trademark application nor shall Debtor abandon any material pending copyright, patent or trademark application, or Copyright, Patent or Trademark without the prior written consent of Agent. Debtor represents and warrants to Agent that the execution, delivery and performance of this Agreement by Debtor will not violate or cause a default under any of the Intellectual Property or any agreement in connection therewith.

          6.13    Equipment.    Debtor shall cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall promptly make or cause to be made all repairs, replacements, and other improvements in connection therewith that are necessary or desirable to such end.

          6.14    General Intangibles.    Debtor shall use its best efforts to obtain any consents, waivers or agreements necessary to enable Agent to exercise remedies hereunder and under the other Loan Documents with respect to any of Debtor's rights under any General Intangibles, including Debtor's rights as a licensee of Software.

          6.15    Commercial Tort Claims.    Debtor shall advise Agent promptly upon Debtor becoming aware that it holds any additional Commercial Tort Claims the value of which is in excess of $100,000. With respect to any new Commercial Tort Claim, Debtor will execute and deliver such documents as Agent deems necessary to create, perfect and protect Agent's security interest in such Commercial Tort Claim.

          6.16    Protection of Collateral; Insurance.    Debtor will do nothing to impair the rights of Agent in the Collateral. Debtor shall at all times maintain insurance with respect to the Collateral in compliance with the requirements of the Credit Agreement. Debtor assumes all liability and responsibility in connection with the Collateral acquired by it, and the liability of Debtor to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, stolen, damaged, or for any reason whatsoever unavailable to Debtor.

          6.17    Taxes and Claims.    Debtor will pay when due all property and other taxes, assessments and governmental charges imposed upon, and all claims against, the Collateral (including claims for labor, materials and supplies); provided that no such tax, assessment or charge need be paid if Debtor is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if Debtor has established such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP; and provided further that the same can be contested without risk of loss or forfeiture or material impairment of the Collateral or the use thereof.

          6.18    Collateral Description.    Debtor will furnish to Agent, from time to time upon request, statements and schedules further identifying, updating, and describing the Collateral and such other information, reports and evidence concerning the Collateral (and in particular the Accounts) as Agent may reasonably request, all in reasonable detail.

          6.19    Use of Collateral.    Debtor will not use or permit any Collateral to be used unlawfully or in violation of any provision of applicable law, or any policy of insurance covering any of the Collateral.

          6.20    Records of Collateral.    Debtor shall keep full and accurate books and records relating to the Collateral and shall stamp or otherwise mark such books and records in such manner as Agent may reasonably request indicating that the Collateral is subject to the Security Interests.

          6.21    Federal Claims.    Debtor shall notify Agent of any Collateral which constitutes a claim against the United States government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal law. Upon the request of Agent, Debtor shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws and other comparable laws.

          6.22    Hot Goods.    Debtor shall not, and shall not permit any Domestic Subsidiary to, produce any Inventory in violation of the Fair Labor Standards Act of 1938, as amended, or in violation of any other applicable federal, state or local law. Debtor shall not permit any Foreign Subsidiary to produce any Inventory in violation of any law applicable to such Foreign Subsidiary.

        SECTION 7.    Bank Accounts; Collection of Accounts and Payments

        Upon request by Agent, Debtor shall enter into a bank agency and control agreement ("Bank Agency and Control Agreement"), in a form reasonably acceptable to Agent, with each financial institution with which Debtor maintains from time to time any Deposit Accounts. Debtor shall not establish any Deposit Account with any financial institution unless prior thereto Agent and Debtor shall have entered into a Bank Agency and Control Agreement with such financial institution.

        Upon request by Agent, Debtor shall establish lock-box or blocked accounts (collectively, "Blocked Accounts") in Debtor's name with such banks as are acceptable to Agent ("Collecting Banks"), subject to irrevocable instructions in a form specified by Agent ("Blocked Account and Control Agreement"), to which the obligors of all Accounts shall directly remit all payments on Accounts and in which Debtor will immediately deposit all cash payments for Inventory or other cash payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. In addition, Agent, for the benefit of Agent and Lenders, may establish one or more depository accounts at each Collecting Bank or at a centrally located bank in the name of Agent or Debtor as customer (collectively, the "Depository Account"). From and after receipt by any Collecting Bank of written notice from Agent to such Collecting Bank that an Event of Default has occurred and is continuing, all amounts held or deposited in the Blocked Accounts held by such Collecting Bank shall be transferred to the Depository Account. Subject to the foregoing, Debtor hereby agrees that all payments received by Agent or any Lender whether by cash, check, wire transfer or any other instrument, made to such Blocked Accounts or otherwise received by Agent or any Lender and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Lenders. Debtor, and any of its Affiliates, employees, agents and other Persons acting for or in concert with Debtor shall, acting as trustee for Agent and Lenders, receive, as the sole and exclusive property of Lenders, any moneys, checks, notes, drafts or other payments relating to and/or constituting proceeds of Accounts or other Collateral which come into the possession or under the control of Debtor or any Affiliates, employees, agent, or other Persons acting for or in concert with Debtor, and immediately upon receipt thereof, Debtor or such Persons shall deposit the same or cause the same to be deposited in kind, in a Blocked Account.

        SECTION 8.    Agent Appointed Attorney-in-Fact

        Debtor hereby irrevocably appoints Agent as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor, Agent or otherwise, from time to time in Agent's discretion to take any action and to execute any instrument that Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

          (a)   to obtain and adjust insurance required to be paid to Agent;

          (b)   to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (c)   to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clauses (a) and (b) above;

          (d)   to file any claims or take any action or institute any proceedings that Agent may deem necessary or desirable for the collection of, or to preserve the value of, any of the Collateral or otherwise to enforce the rights of Agent with respect to any of the Collateral;

          (e)   to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Agent in its sole discretion, and such payments made by Agent to become obligations of Debtor to Agent, due and payable immediately without demand;

          (f)    to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts, Chattel Paper and other documents relating to the Collateral; and

          (g)   generally to take any act required of Debtor by Section 6 and to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent's option and Debtor's expense, at any time or from time to time, all acts and things that Agent deems necessary to protect, preserve or realize upon the Collateral.

Debtor hereby ratifies and approves all acts of Agent made or taken pursuant to this Section 8. Neither Agent nor any Person designated by Agent shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as this Agreement shall remain in force.

        SECTION 9.    Transfers and Other Liens

        Except as otherwise permitted herein or by the Credit Agreement, Debtor shall not:

          (a)   sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except that Debtor may sell Inventory to a Buyer in Ordinary Course of Business and may license a General Intangible to a Licensee in Ordinary Course of Business; or

          (b)   create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure indebtedness of any Person except for the security interests created by this Agreement.

        SECTION 10.    Remedies

        (a)   If any Event of Default shall have occurred and be continuing, Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require Debtor to, and Debtor hereby agrees that it will, at its expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at any place or places designated by Agent which is reasonably convenient to Agent and Debtor; (ii) withdraw all cash in the Depository Accounts and apply such monies in payment of the Secured Obligations; and (iii) without notice except as specified below, sell, lease, license or otherwise dispose of the Collateral or any part thereof by one or more contracts, in one or more parcels at public or private sale, and without the necessity of gathering at the place of sale of the property to be sold, at any of the Agent's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Agent may deem commercially reasonable.

        (b)   Debtor agrees that, to the extent notice of sale shall be required by law, a reasonable authenticated notification of disposition shall be a notification given at least ten (10) days prior to any such sale and such notice shall (i) describe Agent and Debtor, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of intended disposition, (iv) state that the Debtor is entitled to an accounting of the Secured Obligations and stating the charge, if any, for an accounting, and (v) state the time and place of any public disposition or the time after which any private sale is to be made. At any sale of the Collateral, if permitted by law, Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of Agent (on behalf of Lenders). Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may disclaim any warranties that might arise in connection with the sale, lease, license or other disposition of the Collateral and have no obligation to provide any warranties at such time. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Debtor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted.

        SECTION 11.    Assignment of Intellectual Property

        Debtor hereby assigns, transfers and conveys to Agent, effective upon the occurrence of any Event of Default, all Intellectual Property owned or used by Debtor to the extent necessary to enable Agent to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and assignment shall inure to the benefit of Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and assignment is granted free of charge, without requirement that any monetary payment whatsoever including, without limitation, any royalty or license fee, be made to Debtor or any other Person by Agent or any Lender.

        SECTION 12.    [Intentionally Omitted]

        SECTION 13.    Limitation on Duty of Agent with Respect to Collateral

        Beyond the safe custody thereof, Agent shall have no duties concerning the custody and preservation of any Collateral in its possession (or in the possession of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Agent in good faith.

        SECTION 14.    Application of Proceeds

        Upon the occurrence and during the continuance of an Event of Default, the proceeds of any collection, enforcement, sale or other disposition of, or other realization upon, all or any part of the Collateral and any cash held in the Depository Accounts shall be applied: first, to all fees, costs and expenses incurred by Agent or any Lender with respect to the Credit Agreement, the other Loan Documents or the Collateral including, without limitation, those described in subsections 1.3(C), 6.4 and 9.1 of the Credit Agreement and in Section 15 hereof; second, to accrued and unpaid interest on the Secured Obligations (including any interest which but for the provisions of the Bankruptcy Code, would have accrued on such amounts); third, to the principal amounts of the Secured Obligations outstanding; and fourth, to any other indebtedness or obligations of Debtor owing to Agent or any Lender. Any proceeds remaining after payment of the foregoing shall be paid to Debtor.

        SECTION 15.    Expenses

        Debtor shall pay all costs, fees and expenses of Agent and any Lender incurred in connection with (a) protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, (b) creating, perfecting, maintaining and enforcing the Security Interests, and (c) collecting, enforcing, retaking, holding, preparing for disposition, processing and disposing of the Collateral. Debtor shall also pay any and all excise, property, sales and use taxes imposed by any federal, state, local or foreign authority on any of the Collateral, or with respect to periodic appraisals and inspections of the Collateral, or with respect to the sale or other disposition thereof. If Debtor fails to promptly pay any portion of the above costs, fees and expenses when due or to perform any other obligation of Debtor under this Agreement, Agent or any other Lender may, at its option, but shall not be required to, pay or perform the same and charge Debtor's account for all fees, costs and expenses incurred therefor, and Debtor agrees to reimburse Agent or such Lender therefor on demand. All sums so paid or incurred by Agent or any other Lender for any of the foregoing, any and all other sums for which Debtor may become liable hereunder and all fees, costs and expenses (including attorneys' fees, legal expenses and court costs) incurred by Agent or any other Lender in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement shall be payable on demand, shall constitute Secured Obligations, shall bear interest until paid at the highest rate provided in the Credit Agreement and shall be secured by the Collateral.

        SECTION 16.    Termination of Security Interests; Release of Collateral

        Upon payment in full of all Secured Obligations (other than contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted) and the termination of all commitments of Agent and Lenders under the Credit Agreement and all Risk Participation Agreements and Lender Letters of Credit, the Security Interests shall terminate and all rights to the Collateral shall revert to Debtor. Upon such termination of the Security Interests or release of any Collateral, Agent will, at the expense of Debtor, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

        SECTION 17.    Notices

        All notices, approvals, requests, demands and other communications hereunder shall be given in accordance with the notice provision of the Credit Agreement.

        SECTION 18.    Waivers, Non-Exclusive Remedies

        No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege under this Agreement, the Credit Agreement or any of the other Loan Documents shall impair such power, right or privilege or be construed to be a waiver thereof or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege. All rights and remedies existing under this Agreement, the Credit Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies provided by law or otherwise available.

        SECTION 19.    Successors and Assigns

        This Agreement is for the benefit of Agent and Lenders and their respective successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the Secured Obligations so assigned, may be transferred with such Secured Obligations. This Agreement shall be binding on Debtor and its successors and assigns; provided that Debtor may not delegate its obligations under this Agreement without Agent's prior written consent.

        SECTION 20.    Changes in Writing

        No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be in writing signed by Agent and Debtor.

        SECTION 21.    Applicable Law

        THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

        SECTION 22.    Failure or Indulgence Not Waiver; Remedies Cumulative

        No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        SECTION 23.    Headings

        Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

        SECTION 24.    Counterparts

        This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

        SECTION 25.    Survival

        All representations and warranties of Debtor contained in this Agreement shall survive the execution and delivery of this Agreement.

        SECTION 26.    Amendment and Restatement; No Novation

        This Security Agreement amends and restates the Original Security Agreement in its entirety and shall not be deemed to constitute a novation. The parties hereto hereby agree that the Liens granted to Agent pursuant to the Original Security Agreement remain in full force and effect and hereby are ratified and confirmed. Such Liens remain and continue to be granted, created, attached, perfected and enforceable, and shall constitute first-priority perfected security interests of the Agent for the benefit of the Lenders.

        SECTION 27.    Intercreditor Agreements

        All rights and remedies provided for herein to Agent and all obligations of Debtor hereunder are subject to the applicable terms and provisions of the Intercreditor Agreements.

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        Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

CHEROKEE INTERNATIONAL CORPORATION, a Delaware corporation
By:	/s/ R. V. HOLLAND, JR.
Name:	R. V. Holland, Jr.
Title:	CFO

HELLER FINANCIAL, INC., a Delaware corporation, as Agent
By:	/s/ PATRICK HENAHAN

Name:	Patrick Henahan
Title:	Senior Vice President

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  Exhibit 10.21
AMENDED AND RESTATED SECURITY AGREEMENT